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                                                                   EXHIBIT 10.86

                              FIRST AMENDMENT TO
                          EMPLOYMENT, NON-COMPETITION
                        AND STOCK REPURCHASE AGREEMENT


     This First Amendment to Employment, Non-Competition and Stock Repurchase Agreement (this "Amendment Agreement") is dated as of January 8, 1999, is made
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by and between IMPAC Group, Inc., a Delaware corporation, with its principal executive offices at 1950 North Ruby Street, Melrose Park, Illinois 60160-1178 (the "Company"), and Richard Oppenheimer (the "Employee"), an individual
      -------                                  --------
residing at _______________________________________________________________, and
amends that certain Employment, Non-Competition and Stock Repurchase Agreement, dated as of March 12, 1998, by and between the Company and the Employee (the "Employment Agreement").
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     WHEREAS, this Amendment Agreement is being entered into in connection with
(a) the Securities Purchase Agreement of even date herewith, by and among the Company and the Purchasers, as defined therein, and (b) the Company's Fourth Amended and Restated Certificate of Incorporation of even date herewith (the "Charter Amendment");
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     WHEREAS, pursuant to the Charter Amendment, certain additional restrictions are being placed on the Company's ability to make payments in cash of the repurchase price for Shares (as defined in the Employment Agreement) being repurchased by the Company under the terms of the Employment Agreement; and

     WHEREAS, in consideration for, among other things, the Employee's confirmation of his acceptance of the Charter Amendment as a "Subordinating Agreement", as defined in the Employment Agreement, the Company has agreed to make certain amendments to the Employment Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

     1. Definitions. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Employment Agreement.
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     2.    Amendments.  Upon the date of the effectiveness of the Charter
Amendment, the Employment Agreement shall be amended as follows:

     2.1. Section 1 (Definitions) shall be amended by adding the following new definitions in the appropriate alphabetical order:

     ""Severance Release" means a release of any claims of the Employee against
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the Company and its stockholders, directors, officers, employees, agents or other affiliates arising out of his employment relationship (other than claims to any compensation or benefits payable under or to be provided pursuant to
Section 5 hereof, or any rights of the Employee under Sections 6 or 7 hereof) duly executed by the Employee and reasonably satisfactory in form and substance to the Company.

     "Subordinating Agreement" has the meaning specified in Section 7.1(a)(y)
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hereof."

     2.2. Section 1 (Definitions) shall be further amended by deleting therefrom the definitions of "Severance Extension Notice" and "Severance Notice".

     2.3. Sections 5(a) and 5(b) shall be amended by deleting such Sections in their entirety, and substituting therefor the following new Sections 5(a) and 5(b):

     "(a)  If the Employee's employment with the Company terminates pursuant to either Section 4(c) (by the Company without Cause) or Section 4(d) (by the Employee for Good Reason) (other than a Termination upon Retirement) during the Designated Term, then the Company shall, upon its receipt of a Severance
Release, continue to pay and provide to the Employee (A) the compensation payable to him pursuant to Section 3(a) hereof, and (B) the benefits provided to him pursuant to Section 3(c) hereof (the compensation and benefits described in clauses (A) and (B), together, such Employee's "Base Severance Compensation"),
                                                ---------------------------
and, unless such Termination of Employment was a Termination for Under-Performance, (C) any bonus accrued or earned by the Employee pursuant to the Bonus Plan and attributable to the Employee's performance for the portion of the year prior to his Termination of Employment, on a one-time only basis payable at the time of payment of bonuses to other executive employees under the Bonus
Plan, and (D) for each year, 50% of an amount equal to the compensation payable to the Employee pursuant to Section 3(a), multiplied by a fraction, the numerator of which equals the aggregate bonus actually payable with respect to the preceding year to the Company's other executive employees in the
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same bonus pay-out range as the Employee was in prior to his Termination of
Employment, and the denominator of which equals the aggregate salary of such other executive employees for such preceding year (the compensation described in clauses (C) and (D) together, such Employee's "Variable Severance Compensation")
                                               -------- --------- ------------
for a period (the "Initial Severance Period") equal to the longer of (i) the
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remainder of the Designated Term, and (ii) (x) if such Termination of Employment was a Termination for Under-Performance, the one-year period following the date of such Termination of Employment, or (y) if such Termination of Employment was not a Termination for Under-Performance, the eighteen-month period following the date of such Termination of Employment. In the Company's sole discretion, the Company may elect by written notice to the Employee given no later than thirty
(30) days prior to the end of the Initial Severance Period, to continue to pay and provide to the Employee his Base Severance Compensation for an additional period (the "Additional Severance Period") of up to one year following the end
             ---------- --------- ------
of the Initial Severance Period, provided that such Additional Severance Period shall in no event extend beyond the second anniversary of the Employee's Termination of Employment. Upon payment in full of the Employee's Base Severance Compensation and, if and when applicable, his Variable Severance Compensation, as described in this Section 5(a), the Company's obligations to pay and provide the Employee with any other compensation otherwise payable to him pursuant to
Section 3 hereof, and all other rights of the Employee under Sections 2, 3 and 5 hereof, shall cease as of the date of such payment in full.

     (b) If the Employee's employment with the Company terminates pursuant to either Section 4(c) (by the Company without Cause) or Section 4(d) (by the Employee for Good Reason) (other than a Termination upon Retirement) at any time after the end of the Designated Term, then the Company shall, upon its receipt of a Severance Release, continue to pay and provide to the Employee his Base Severance Compensation and, unless such Termination of Employee was a Termination for Under-Performance, his Variable Severance Compensation for a period (the "Initial Post-Term Severance Period") equal to (i) one year
             ------- --------- --------- ------
following the date of such Termination of Employment, if such Termination of Employment was a Termination for Under-Performance, or (ii) eighteen months following the date of such Termination of Employment, if such Termination of Employment was not a Termination for Under-Performance. The Company may elect, in its sole discretion, by written notice to the Employee given no later than ninety (90) days prior to the end of the Initial Post-Term Severance Period, to extend the period during which the Employee's Base Severance Compensation shall be payable and provided to the Employee for an additional period (also referred to herein as an "Additional Severance Period") of up to one year from the end of
                 ---------- --------- ------
the Initial Post-Term Severance
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Period, provided that such Additional Severance Period shall in no event extend beyond the second anniversary of the Employee's Termination of Employment. Upon payment in full of the Employee's Base Severance Compensation, and, if and when applicable, his Variable Severance Compensation as described in this Section 5(b), the Company's obligations to pay and provide the Employee with any of the compensation payable to him pursuant to Section 3 hereof, and all other rights of the Employee under Sections 2, 3 and 5 hereof, shall cease as of the date of such payment in full."

     2.4. The first sentence of Section 7.1(a)(y) shall be amended by deleting such sentence in its entirety, and substituting therefor the following:

     "if the Company is prohibited by the terms of the Company's Charter, as in effect from time to time, or any of the Company's or any of its Subsidiaries' agreements with its or their lenders (including, without limitation, the Company's senior credit agreement with Bank of America National Trust & Savings Association, as Agent, and the Indenture with respect to the Company's Senior Subordinated Notes) (with the Charter and any such agreement each being referred to herein as a "Subordinating
                                                            -------------
     Agreement") from making any payments of any portion of the repurchase price
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     for any of the Shares in cash, the Company shall be entitled to complete the repurchase of such Shares as to which payment of the repurchase price in cash is not so prohibited by delivering to the Employee a check for the repurchase price thereof."

     2.5. Section 8(b) (Non-Competition) shall be amended by inserting the words "or the Initial Post-Term Severance Period, as applicable" between the words "Severance Period" and the words ", the Additional Severance Period" on the eleventh line of such Section.

     3.    Miscellaneous.

     (a) No Other Amendment. Except as otherwise expressly provided by this Amendment Agreement, all of the terms, conditions and provisions of the Employment Agreement shall continue in full force and effect. This Amendment Agreement and the Employment Agreement shall be read and construed as one instrument.

     (b) Counterparts. This Amendment Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same agreement. In pleading or proving this Amendment
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Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     (c) Captions. The captions of sections or subsections of this Amendment Agreement are for reference only and shall not affect the interpretation or construction of this Amendment Agreement.

     (d) Construction. The language used in this Amendment Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

     (e) Governing Law. This Amendment Agreement shall to the maximum lawful extent be governed by and interpreted and construed in accordance with the internal laws of the State of Illinois, as applied to contracts under seal made, and entirely to be performed, within Illinois, and without reference to principles of conflicts or choice of law.
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     IN WITNESS WHEREOF, each of the Company and the Employee has executed and delivered this First Amendment to Employment, Non-Competition and Stock Repurchase Agreement as an agreement under seal as of the date first above written.

COMPANY:                                IMPAC GROUP, INC.



                                        By /s/ Richard Block
                                          ------------------------------
                                          Name:  Richard Block
                                          Title: President



EMPLOYEE:                                 /s/ Richard Oppenheimer
                                          ------------------------------
                                          Name: Richard Oppenheimer